UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 1, 2008


                             COLLEGE TONIGHT, INC.
             (Exact Name of Registrant as specified in its charter)


   DELAWARE                         0-26599                   26-2983120
(State or other             (Commission File Number)       (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation or organization)


                      6380 WILSHIRE BOULEVARD, SUITE 1020
                         LOS ANGELES, CALIFORNIA 90048
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including area code: (323) 966-5830


                                 NOT APPLICABLE
         (Former name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      OTHER EVENTS.

On October 1, 2008, College Tonight, Inc. (the "Company") launched TheQuad.com, its website designed for college students and advertisers seeking to reach the college demographic. Users of the CollegeTonight.com website will be migrated to the TheQuad.com. A copy of the press release announcing the launch of TheQuad.com is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX


          EXHIBIT NO.          DESCRIPTION
          -----------          -----------
             99.1              PRESS RELEASE DATED OCTOBER 1, 2008

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COLLEGE TONIGHT, INC.


                               By:   /s/ Zachary R. Suchin
                                     --------------------------------------
                                     President and Chief Executive Officer
                                    (Principal Executive Officer)


Dated: October 2, 2008

                                                                  EXHIBIT 99.1


  COLLEGE TONIGHT, INC. LAUNCHES THEQUAD.COM: INFORMATION & SOCIAL PORTAL WILL
  ----------------------------------------------------------------------------
                             REINVENT COLLEGE LIFE
                             ---------------------

Los Angeles, California, October 1st, 2008 - COLLEGE TONIGHT, INC. (OTCBB: CGEG)

- College Tonight announced today the launch of THEQUAD.COM, the exclusive one-stop-shop for college students developed diligently over the past 18 months. Free and open only to users with an .edu email suffix, it offers unlimited access to students, while protecting their privacy and security. As a fundamentally utilitarian service, The Quad represents a pivotal shift in the social media landscape, away from sites that function simply as boredom-killers. In offering free services that are intermittently available elsewhere online at exorbitant costs and inferior functionality, The Quad's launch is especially opportune in consideration for the current economic climate. The company's CollegeTonight.com service will be enveloped into The Quad, and its thousands of beta users will be naturally migrated over to the overarching platform.

Four fluidly integrated modules will initially be available at launch:

- THE SCENE is a social conduit that breaks down barriers and creates opportunity for students, both on campuses and within their broader communities. Interactive event and venue listings, a dynamic promotions platform and a robust ticketing system, keep students informed and up-to-date, encouraging users to "Get On, Get Up, Get Out."

- GREEK LIFE is a host of collaborative features to manage fraternities and sororities unlike ever before. From dues collection, to electronic chapter meetings, to editable documents and file sharing. These free services are subsidized by sponsors and are not only available to the 200 individual chapters that pre-registered for the service over the past two months, but also to the 8800 fraternity and sorority chapters across the U.S. with their 2 million active members. Greeks can plan and execute philanthropic events with ticketing, manage chapter budgets, or institute sober driving programs, all within the same social ecosystem.

- ACADEMICS offers study forums, privacy-protected group work and file uploading banks to increase collaboration. The gamut of tools serves any collegian's fundamental organization needs.

- THE SHOP offers college-oriented products in a retail outfit available to students, family members and alumni. This is the only module that does not require an .edu for full access, offering everything from car shipping services and storage solutions, to Quad Pong tables and custom Greek merchandise.

Zachary Suchin, president and CEO of College Tonight said, "As a quad is physically the center of most college campuses, surrounded by the library, rec center and academic buildings, TheQuad.com metaphorically represents the hub of each campus with its suite of essential tools. College students have busy, diverse schedules. The Quad offers an expansive solution that simplifies and enhances their lives, catering to their individual experiences for free."

Celebrating the launch this fall, spokesperson and "The Hills" star LAUREN CONRAD will be participating in a national tour, visiting cities with large concentrations of college students and hosting fashion events that utilize student models in each market.

                                      ***

ABOUT COLLEGE TONIGHT, INC.

College Tonight, Inc. (CGEG) is a publicly traded social media company that develops and operates various properties focused on the college demographic, including TheQuad.com. Following the line strategy of helping advertisers effectively reach this often-fickle demo speaks to the core of CTI's ideology; establishing strong relationships between sponsors and students online and offline, and fundamentally improving the advertiser's bottom line. As traditional advertising methodologies are proving increasingly ineffective with younger demographics, College Tonight, Inc. develops and manages properties that allow sponsors to advertise in ways that are inherently a part of the college experience, while providing students with fundamentally utilitarian and innovative services.

For more information, visit www.CollegeTonightInc.com
                            -------------------------

CONTACT INFORMATION:
College Tonight, Inc.
Ph: (323) 966-5800
Fx: (323) 966-5830
www.CollegeTonightInc.com
-------------------------

INVESTOR  RELATIONS:
Corporate  Evolutions
Susan  U
516-482-0155
info@corporateevolutions.com
----------------------------

PUBLIC RELATIONS:
Rogers & Cowan
Julie Nathanson 310-854-8100
jnathanson@rogersandcowan.com
-----------------------------


                                     # # #